Received June 11, 1998
Cherwin, Glickman & Theise, LLP

FEDERAL IDENTIFICATION NO. 04-3279828
000505577

/s/ [illegible]
Examiner

                        The Commonwealth of Massachusetts
                             William Francis Galvin
                          Secretary of the Commonwealth
              One Ashburton Place, Boston, Massachusetts 02108-1512


                              ARTICLES OF AMENDMENT
                    (GENERAL LAWS, CHAPTER 156B, SECTION 72)


/s/ [illegible]
Name
Approved


         I, Jon B. Platt, President and Jon B. Platt, Clerk of American Playhouse Realty, Inc., located at 120 Boylston Street, Boston, MA 02116 certify that these Articles of Amendment affecting articles numbered: 1 of the Articles of Organization were duly adopted at a meeting held on May 24, 1996, by vote of:
100 shares of Common of 100 shares outstanding, being at least a majority of each type, class or series outstanding and entitled to vote thereon:/or

                  See Exhibit A attached hereto.

                         CHARLES PLAYHOUSE VENDORS, INC.
                            120 Boylston Street, #502
                                Boston, MA 02116




                                                   May 31, 1996




To Whom It May Concern:


         The undersigned Charles Playhouse Vendors, Inc., formerly known as Tremont Street Theatre Corp. (federal identification number: 04-3095503) hereby consents to the use of the name of TREMONT STREET THEATRE CORPORATION II, INC. by another corporation.


                                                 Very truly yours,


                                                 CHARLES PLAYHOUSE VENDORS,
                                                 INC.




                                                 By /s/ Jon B. Platt
                                                      John B. Platt, President

                                   Exhibit "A"
                            To Articles of Amendment




That the name of the Corporation bet and hereby is, changed from AMERICAN PLAYHOUSE REALTY, INC. to TREMONT STREET THEATRE CORPORATION II, INC. to take effect upon filing of Articles of Amendment to the Articles of Organization with the Secretary of State of the Commonwealth of Massachusetts.

That the appropriate officers of the Corporation be and hereby are authorized and directed to prepare, execute and file with the Secretary of State of the Commonwealth of Massachusetts Articles of Amendment to the Articles of Organization to effect the change referred to above, and to take such other action and execute such other documents, instruments and agreements as may be desired or appropriate to effectuate the foregoing.

The foregoing amendment(s) will become effective when these Articles of Amendment are filed in accordance with General Chapter 156B, Section 6 unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later effective date:


Later effective date:  ________________________________

SIGNED UNDER THE PENALTIES OF PERJURY, this 24th day of May, 1996.


/s/ Jon B. Platt                          , President
------------------------------------------

/ s/ Jon B. Platt                         , Clerk
------------------------------------------

                                     539206

                        THE COMMONWEALTH OF MASSACHUSETTS

                              ARTICLES OF AMENDMENT
                    (GENERAL LAWS, CHAPTER 156B, SECTION 72)

                                                                           21080
                                                                    Secretary of
                                                                the Commonwealth
                                                               96 Jun-3 PM 12:05

===============================================================================


I hereby approve the within Articles of Amendment, and the filing fee in the amount of $100 having been paid, said article is deemed to have been filed with me this 3rd day of June, 1996.



Effective date:  __________________________




                           /s/ William Francis Galvin
                             WILLIAM FRANCIS GALVIN
                          Secretary of the Commonwealth





TO BE FILED IN CORPORATION
Photocopy of document to be sent to:

Douglas L. Jones, Esquire
Cherwin, Glickman & Theise, LLP
One International Place
Boston, Massachusetts 02110
(617) 330-1625